LETTER TO SHAREHOLDERS Q3 Fiscal 2023 March 2023

Letter to Shareholders
November 2023

Fellow Shareholders,

The third quarter was an exciting period for Amprius. Our strategy to transform electric mobility hinges on developing new products, building out our book of customers, and progressing on our path to large-scale commercialization. So far in 2023, we've made significant progress towards these goals, and have laid the groundwork for a transformational period ahead. We are pleased to share our financial results and operational highlights with you below. We will also briefly summarize the main highlights on a conference call before hosting an interactive Q&A session.

Company Overview

Amprius develops, manufactures, and markets ultra-high energy density and high power density batteries with applications across all segments of electric mobility, including the aviation and EV industries. As a pioneer of silicon anode battery technologies, Amprius has spent the last decade developing various silicon anode structures and robust manufacturing processes, as well as a strong patent portfolio of over 80 patents. Amprius silicon anode batteries today provide industry-leading performance including:

- 450 Wh/kg specific energy density and 1150 Wh/L volumetric energy density, available commercially since early 2022
- 500 Wh/kg, 1300 Wh/L battery platform in our lab, independently verified in early 2023
- Up to 10C power capability
- An extreme fast charge rate of 0-80% state of charge in around six minutes
- A wide operating temperature range of -30°C up to 55°C
- Safety design features that enable us to pass the United States military's benchmark nail penetration test

Amprius' high-performance batteries have attracted market attention and customer demand. Amprius has been in commercial battery production since 2018, and it is our belief that there are no other commercial batteries on the market that can perform at these levels.

Our mandate is to scale our manufacturing capabilities to meet the increasing demand for our solutions, with the long-term goal of becoming amprius
Silicon Anode
Lithium-Ion Cell

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Letter to Shareholders
November 2023

a mainstream battery solution with applications across all segments of electric mobility, including the aviation and EV industries.

Building on our momentum from last quarter, we made significant progress towards our growth strategy in several areas.

Disruptive Technology Advancements

As we strive to expand the possibilities for the high-performance battery space, improving our industry-leading technology remains at the heart of our strategy. In the third quarter, we had several accomplishments towards this goal.

- In August, we unveiled a breakthrough battery cell chemistry and design that enables 400 Wh/Kg energy density with simultaneous 10C power capability. The energy and power delivered by our new ultra-high-power-high-energy lithium-ion battery make it an ideal solution for electric mobility applications such as aviation and EVs. We plan to make this battery available for customer evaluations this year and to have commercially available cells in early 2024.

  For eVTOLs, this battery is designed to provide the necessary propulsion power and energy for taking off, cruising, and landing, while also extending flight range by as much as 50%.

- This month, we announced that we'd developed and delivered three additional formats of 450 Wh/kg cells. These custom cells were made in collaboration with Amprius' strategic customers to address their unique high-altitude pseudo satellite (HAPS) qualification requirements and enable them to operate in highly challenging environments.

  With greater energy density and longer cycle life than the previous 400 Wh/kg platform, we believe that the new 450 Wh/kg cells are the only known commercially available batteries of their kind that can provide enough power and endurance for HAPS' overnight stratospheric flight. Recently, we announced that we had signed purchase orders with three premier electric aviation manufacturers for custom cells from the Company's 450 Wh/kg ultra-high-energy density platform for battery pack development and qualification.

  In addition to high-energy drone applications, these new custom cell form factors are positioned to improve performance for high-energy storage applications for the military as well. We expect the first cells to be commercialized and that we will begin shipping this year.

Industry Validation

We continue to receive validation across our industry for our technology's leading performance characteristics. In Q3, a few examples included:

- Last month, our batteries delivered exceptional performances at the Bridgestone World Solar Challenge. In this race, the four teams that were


Solar Team Twente
The Brunel Solar Team
amprius
The Innoptus Solar Team
University of Michigan Solar Team

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Letter to Shareholders November 2023 - 3 - powered by Amprius batteries swept the top four places out of 32 teams. As reported by Cosmos Magazine during the race, Amprius power packs provided “around 30% better battery capacity for roughly the same amount of weight of units used by other competitors,” and are “expected to be the standard across all teams by the time the 2025 event rolls around.” Although the competing vehicles are not commercial vehicles, their performance requirements tested our battery in very challenging driving conditions. • Jon Bornstein, President of Amprius Lab, joined Sandy Munro to discuss our groundbreaking products on the Munro Live Podcast. As always, we appreciate Sandy’s insights and questions, and look forward to continuing our discussion with him and the broader Munro Live viewership base. • Our technology was also recognized by Fast Company for their 2023 Innovation by Design Award, further validating the groundbreaking advancements we are making in the battery space. Continued Commercial Success Our markets recognize the technological performance that only Amprius can provide, and we have continued to build out our customer base over time. In total, we shipped to 38 customers in the third quarter, up from 27 in the second quarter. This group included repeat customers who continue to place new orders, such as Aalto, AeroVironment, and Teledyne Flir, as well as 18 new accounts, up from 10 last quarter. In addition, we received a volume purchase order from a premier eVTOL OEM during the quarter, which signaled our existing technical engagement and our move into the internal qualification process for our custom cells. Amprius’ advanced cells now serve the UAS, UAM, and eVTOL segments of the growing aviation market for electric mobility. The pipeline for new customers remains strong as well, with third quarter progress across several areas. • We successfully completed the U.S. Army’s Rapid Capabilities and Critical Technologies Office (RCCTO) program, where we demonstrated our technology’s capabilities for the nano unmanned aircraft systems (nano-UAS) market. This is a new market segment for our business, and now that we have proven our viability in the nano- UAS market, we have transitioned to commercial production. • We announced a partnership with Tenergy to utilize our high-density cells in their rechargeable packs. The combination offers a significant performance benefit, including both a 31% weight reduction and a 6% energy boost over other comparable rechargeable battery packs. • We received forecasted customer demand to serve the larger aviation segment with tens of MWs of product through 2025 and beyond. With this demand in mind, we moved to a long-term supply agreement with one of the two battery pack manufacturers to which we started shipping samples in Q4 of 2022. Overall, we are still facing demand that greatly outstrips our supply, and are confident that we are building towards enough customer commitments to fill our increased capacity in the coming years.

Letter to Shareholders November 2023 - 4 - Amprius Lab – KWh to MWh Scale Our MWh scale production capacity expansion in Fremont, California is nearing completion. This facility has lithium-ion battery manufacturing capability with Amprius silicon anode technology. We plan to deliver 2 MWh capacity initially in 2024, which is about 10 times our current production capacity. The additional capacity at our California factory is critical for Amprius to serve both as a production facility for increased customer orders and as a pilot facility for large-scale manufacturing process optimization. Our 2024 capacity in Fremont is already sold out, and our list of customer commitments for 2025 continues to grow. For a look at how we manufacture our ultra-high energy density silicon anode lithium-ion batteries, please check out the overview video. Also, we look forward to hosting institutional investors and analysts in Fremont, California for our open-house event on December 14th, when we will showcase Amprius’ high performance silicon anode battery manufacturing facility. We expect to use our operation in Fremont to perfect our Silicon Anode Fabrication Process so that we can implement it in our Phase 1 high-volume manufacturing buildout in Colorado. Amprius Fab – MWh to GWh Scale We are continuing to make progress on our GWh scale factory in Colorado, with the order placement of the long lead time facility items (mechanical, electrical, and plumbing) to assure our schedule. The initial production capacity is expected to be 500 MWh annually, and we will focus on aviation batteries in this stage. We plan to have this phase operational in 2025 and to increase capacity over time with 5 GWh module production expansions to keep up with demand. During a recent series of trips to Asia, Dr. Sun was able to negotiate and finalize orders for the most advanced equipment from the global supply chain for this production site. We believe that leveraging the global standards for manufacturing our silicon anode battery cells is critical to de-risking our scale up. We are accessing the industry leading battery manufacturing equipment OEM’s for cathode and assembly equipment while pulling in the anode equipment from the leader in solar cell production from Germany. Advisory Board Our management team prides ourselves on our predisposition to empower and leverage the brilliant minds in and around our organization. With that goal in mind, we formed an Industry Advisory Council this quarter, led by Board Member Mary Gustanski. We expect this council to help guide us through our upcoming growth phase. Current Senior Vice President of Cummins Inc. Tony Satterthwaite has

Letter to Shareholders November 2023 - 5 - been named the Council’s first outside member, bringing over 30 years of experience in the transportation and power generation industries. We are confident that the council will become a valuable asset to our team. “Forming this Advisory Council represents another important step towards Amprius’ future as we look to become a renewable energy provider for multiple end markets,” said Amprius Chairman of the Board Don Dixon. “As we expand our capabilities and increase our product portfolio to address new applications, it is vital that we leverage the expertise of this new group to support our strategic planning efforts.” Financial Performance We finished the third quarter with $2.8 million in revenue, a $2.0 million increase compared to $0.8 million in the same quarter last year, and up $1.2 million sequentially. There were two main drivers of this increase: 1. Product revenue increased by $1.7 million from the prior year period to $2.2 million, largely driven by shipments to 38 customers in the quarter, a second consecutive quarterly record for Amprius. 2. Development services revenue was $0.6 million, a reflection of our successful completion of the RCCTO program for the U.S. Army. Our gross margin was negative 152% for the third quarter, compared to negative 185% in Q3 2022 and an improvement from negative 186% in Q2 2023. We anticipate that factory start-up costs will ramp up as we start Colorado construction in earnest. Longer term, we are confident that our GAAP gross margin will begin to normalize as we approach our capacity expansion goals. Our operating expenses for the third quarter were $4.9 million. We’ve maintained a lean operating structure to date, even when accounting for G&A fluctuations in the previous two quarters for transaction-related expenses and targeted staffing increases in R&D in Q2. Our GAAP net loss for the third quarter of 2023 was $8.5 million, or a net loss of $0.10 cents per share. As of September 30, 2023, our weighted average number of shares outstanding was 86.4 million. Also as of September 30, 2023, there were 76 full time employees, up from 72 in the second quarter, with those employees primarily based in our Fremont, California location. Our Share-based compensation for the quarter was $1.1 million. Turning now to the balance sheet, we exited the third quarter with $53.4 million in cash and no debt. The key drivers of our cash activity in the quarter were: • $(8.7) million in operating cash flow. • $(8.9) million related to the build out of the Fremont facility and ordering of long lead time equipment for Colorado. • $6.0 million added through our committed equity facility. Considering our business achievements and ongoing projects, we believe we are efficiently using capital to drive Amprius forward. Financial Outlook We expect to be capacity constrained until we exit 2023, when our new 2 MWh capacity is projected to come online. That project and our build out of Amprius Fab in Colorado remain our top capital allocation priorities. As we project our capital expenditures for the rest of 2023 and the beginning of 2024, we expect to spend another $5 to $7

Letter to Shareholders November 2023 - 6 - million over the rest of the year to complete the build out of the Fremont facility. Also, we estimate that we’ll spend another $20 to $30 million over the balance of 2023 and the beginning of 2024 on the start of construction for the Colorado facility and on procuring long lead time items and production equipment. As part of our ongoing business planning, we filed a shelf registration on October 2nd and included a new ATM facility for $100 million in that filing. We have Summary As we look to the rest of the year, our strategy and focus here at Amprius remains unchanged and our four distinct advantages relative to other battery manufacturers are still intact. Amprius batteries continue to bring: 1. Unmatched technical and product performance – Amprius batteries command a firm lead with their combination of safety, energy, power, charging time, and temperature performance, and are uniquely positioned for the electric mobility market. 2. Years of product commercialization experience endorsed by industry leaders – Amprius batteries are commercially available today, and we have been shipping since 2018. 3. Proven manufacturability, with a pathway to higher volume manufacturing capacity – Exiting 2023, we will further prove out our large-scale manufacturing process and parameters with our 2 MWh production line at Amprius Lab. Also, our build out of Amprius Fab remains on track, and we expect to have the facility operational entering 2025. 4. A team of seasoned business operators with a solid track record – We believe we have the right team in place to execute our mission. We’re looking forward to several exciting milestones to end the year and into 2024. First and foremost, we are aiming to complete our MWh scale silicon anode battery manufacturing facility at Amprius Lab. Before the end of the year, we also expect to secure additional customer commitments and deliver 500 Wh/kg battery prototypes. terminated the committed equity facility concurrent with the effectiveness of the shelf. Overall, with the strength of our balance sheet and multiple vehicles to generate additional funding through both equity issuances, such as warrant exercises and sales under our ATM, and non-dilutive sources, such as grants, loans, and incentives, we believe we will have enough cash to continue executing on our strategic plan.

Letter to Shareholders November 2023 - 7 - Quarterly Conference Call and Webcast: Date: Thursday, November 9, 2023 Time: 5:00 PM ET (2:00 PM PT) Toll-Free Number: 866-424-3442 International Number: +1-201-689-8548 Webcast: Register and Join Dr. Kang Sun, CEO Sandra Wallach, CFO We have a tremendous opportunity ahead, with a product portfolio that positions us to both grow in the aviation market and expand to other industries seeking batteries with leading performance. Our demand pipeline is robust, with opportunities on our growth path in the coming years that include the $49 billion aviation battery market by 2025, the $67 billion EV battery market by 2025, and the $1.25 billion conformal wearable battery market by 2030. We truly believe that we are on the path to make our technology mainstream for these markets. 2023 has been a very productive year for the company thus far. Our performance in this quarter has continued to show our team’s ability to deliver what we have planned and promised. Thank you for your continued support of Amprius Technologies. Best,

Letter to Shareholders November 2023 - 8 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands, except share and par value data) September 30, 2023 December 31, 2022 ASSETS Current assets: Cash and cash equivalents $53,396 $69,696 Accounts receivable 1,887 686 Inventories 487 500 Deferred costs 2,886 1,897 Prepaid expenses and other current assets 2,738 2,394 Total current assets 61,394 75,173 Non-current assets: Property, plant and equipment, net 16,673 4,236 Operating lease right-of-use assets, net 7,591 2,751 Deferred costs — 367 Other assets 957 644 Total assets $86,615 $83,171 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $3,578 $1,028 Accrued and other current liabilities 5,649 2,708 Deferred revenue 3,569 2,660 Operating lease liabilities 1,079 521 Total current liabilities 13,875 6,917 Non-current liabilities: Deferred revenue 117 720 Operating lease liabilities 6,867 2,501 Total liabilities 20,859 10,138 Commitments and contingencies Stockholders’ equity: Preferred stock; $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding. — — Common stock; $0.0001 par value; 950,000,000 shares authorized; 87,642,244 and 84,610,114 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively 9 8 Additional paid-in capital 185,676 165,912 Accumulated deficit (119,929) (92,887) Total stockholders’ equity 65,756 73,033 Total liabilities and stockholders’ equity $86,615 $83,171

Letter to Shareholders November 2023 - 9 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except share and per share data) Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Revenue $2,798 $816 $5,109 $3,617 Cost of revenue 7,046 2,326 15,906 7,592 Gross loss (4,248) (1,510) (10,797) (3,975) Gross Margin (152)% (185)% (211)% (110)% Operating expenses: Research and development 815 490 2,387 1,339 Selling, general and administrative 4,068 2,323 15,781 6,080 Total operating expenses 4,883 2,813 18,168 7,419 Loss from operations (9,131) (4,323) (28,965) (11,394) Other income, net 639 79 1,923 118 Net loss $(8,492) $(4,244) $(27,042) $(11,276) Weighted-average common shares outstanding: Basic and diluted 86,354,067 69,013,168 85,411,590 66,858,720 Net loss per share of common stock: Basic and diluted $(0.10) $(0.06) $(0.32) $(0.17)

Letter to Shareholders November 2023 - 10 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands) Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Cash flows from operating activities: Net loss $(8,492) $(4,244) $(27,042) $(11,276) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 1,115 777 2,765 2,123 Depreciation and amortization 462 392 1,318 1,140 Amortization of deferred costs 668 333 1,070 1,585 Non-cash operating lease expense 305 137 811 417 Changes in operating assets and liabilities: Accounts receivable (757) (292) (1,201) (520) Inventories 16 (174) 13 (3) Deferred costs (388) (467) (1,692) (1,512) Prepaid expenses and other current assets (814) (2,213) 101 (2,206) Other assets — — (9) — Accounts payable 1,531 2,369 1,226 2,275 Accrued and other current liabilities (1,595) 350 2,308 425 Deferred revenue (455) 472 306 (282) Operating lease liabilities (274) (132) (727) (350) Net cash used in operating activities (8,678) (2,692) (20,753) (8,184) Cash flows from investing activities: Purchase of property, plant and equipment (8,931) (553) (11,799) (747) Net cash used in investing activities (8,931) (553) (11,799) (747) Cash flows from financing activities: Proceeds from issuance of common stock in connection with a stock purchase agreement 6,035 — 16,542 — Payments of financing costs (152) (25) (406) (25) Proceeds from exercise of stock options 112 — 115 8 Proceeds from exercise of stock warrants — — 1 — Proceeds from issuance of common stock in connection with Business Combination and PIPE investment — 77,884 — 77,884 Payment of transaction and issuance costs in connection with Business Combination and PIPE investment — (6,054) — (6,794) Capital contributions from Amprius Holdings — — — 505 Net cash provided by financing activities 5,995 71,805 16,252 71,578 Net (decrease) increase in cash, cash equivalents and restricted cash (11,614) 68,560 (16,300) 62,647 Cash, cash equivalents and restricted cash, beginning of period 65,066 5,576 69,752 11,489 Cash, cash equivalents and restricted cash, end of period $53,452 $74,136 $53,452 $74,136 Reconciliation of cash, cash equivalents and restricted cash shown on the condensed consolidated balance sheets: Cash and cash equivalents $53,396 $73,803 $53,396 $73,803 Restricted cash included in other assets 56 333 56 333 Total cash, cash equivalents and restricted cash $53,452 $74,136 $53,452 $74,136

Letter to Shareholders November 2023 - 11 - Forward-Looking Statements This Letter to Shareholders includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Amprius’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Amprius’ sales pipeline and customer commitment, future product commercialization, the timing and ability to expand Amprius’ Fremont facility and build a large- scale manufacturing facility and expand its manufacturing capacity, the benefits of the Fremont facility to Amprius’ business and technology, the addressable market for Amprius’ batteries, the potential application and performance of Amprius’ batteries, Amprius’ liquidity position, the benefits of the Industry Advisory Council to Amprius, the ability of Amprius to secure additional customer commitments, the estimated size of the battery markets, and Amprius’ financial and business performance. These statements are based on various assumptions, whether or not identified in this letter, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including risks related to appeal of Brighton City Council’s re-zoning decision; delays in permitting, construction and operation of production facilities; Amprius’ ability to commercially produce its high performing batteries; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; supply shortages in the materials necessary for the production of Amprius’ products; the risk that Amprius’ high volume tools do not achieve sufficient quality or yield or that its manufacturing process does not meet cost targets; Amprius’ liquidity position and its ability to raise additional capital; and changes in domestic and foreign business, market, financial, political and legal conditions. For more information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or Amprius’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this letter. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this letter. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.